UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549

                                 FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(B) OR (G) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                        TINTIC GOLD MINING COMPANY
          (Exact name of registrant as specified in its charter)

               NEVADA                               87-0448400
     (State of incorporation)               (I.R.S. EMPLOYER ID NO.)

     3131 Teton Drive
     Salt Lake City, Utah                                84109
     (Address of principal executive offices)         (Zip Code)


                             (801) 485-3939
              (Issuer's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

                              None.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box:    [  ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box:    [ X ]

Securities Act of 1933 registration statement file number to which this form relates: Commission File Number: 333-119742; Form SB-2

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Common Capital Stock, 50,000,000 authorized, $0.001 par value, of which
      2,109,643 shares are currently issued and outstanding
                               (Title of Class)

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

The description of securities to be registered by this registration statement is contained in our seventh amended registration statement on Form SB-2/A under the heading titled "Description of Tintic Gold Mining Company Capital Stock," a registration statement available on EDGAR and declared effective by the Commission on October 18, 2006 (Registration No. 333-119742), the description of which is incorporated herein by reference, all as permitted in the instructions to this item and Rule 12b-32.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement. Each was previously filed on October 14, 2004, with the original Form SB-2 registration statement of Tintic Gold Mining Company (Registration No. 333-119742) and each is incorporated by reference into this registration statement pursuant to Rule 12b-32.

Exhibit No.         Document Description

3.1 Articles of Incorporation of Tintic Gold Mining Company

3.2 Bylaws of Tintic Gold Mining Company

4.1 Form of or Specimen Stock Certificate of Tintic Gold Mining Company

                              SIGNATURE

In accordance with the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.
                     TINTIC GOLD MINING COMPANY
                             (Registrant)

Dated:  December 20, 2006

                                  /s/ George P. Christopulos

                                  ---------------------------------
                                  By:  George P. Christopulos, Chairman
                                  of the Board, President, CEO,
                                  and Chief Financial Officer (CFO)
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